Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of IBP, inc. on Form S-3 (File No. 33-64459) and on Form S-8
(File No. 33-19441) of our report dated March 19, 2001, except as to Note U for which the date is March 29, 2001 on our audits of the consolidated financial statements and financial statement schedule of IBP, inc. as of December 30, 2000 and December 25, 1999, and for each of the three years in the period ended December 30, 2000 which report is included in this Form 10-K.



Omaha, Nebraska
March 30, 2001